Exhibit 10.2

Lee P. Brennan

Vice President

Mid-Corporate Banking Credit

(212) 622-3623

November 28, 2006

CDI Corp.

1717 Arch Street, 35th Floor

Philadelphia, PA 19103

Attention: Mark Kerschner

Dear Mark,

This letter supersedes and replaces our advice of line of credit letter dated August 29, 2006.

We are pleased to advise you that based upon your annual financial statements for the fiscal year 2005, and your filings of interim information contained in your 10-Q dated as of September 30, 2006 JPMorgan Chase Bank (the “Bank”) has approved your request for a line of credit in the aggregate amount of $35,000,000.00. Our officers may, at their discretion, make short term loans to CDI Corporation, on such terms as are mutually agreed upon between us from time to time.

Borrowings under this line are intended to be used to meet your normal short term capital needs and will bear interest at such a rate as shall be mutually agreed upon by each of us from time to time.

As this line is not a commitment, credit availability is, in addition, subject to your execution and delivery of such documentation as the Bank deems appropriate and the receipt and continuing satisfaction with current financial information (including without limitation audited annual and unaudited quarterly financial statements, promptly prepared and received), which information will be furnished to the Bank as it may from time to time reasonably request, and continuing satisfaction with your financial condition, business affairs and prospects. This line expires on February 28, 2007.

We are pleased to be of service and trust you will call upon us to assist in any of your banking requirements.

Very truly yours,

/s/ Lee P. Brennan

JPMorgan Chase Bank, N.A. • Commercial Banking • Mid-Corporate Banking Credit • NY1-L280, 277 Park Avenue, 14th Floor, New York, NY 10172

November 27, 2006

ENDORSEMENT NO. 5

The Promissory Note dated November 16, 2004 (the “Note”) of CDI CORP. (the “Borrower”) as amended by Endorsement 1, Endorsement 2, Endorsement 3 and Endorsement 4 to which this Endorsement No. 5 is attached and evidencing a $35,000,000 uncommitted line of credit facility (“Line of Credit”) extended by JPMORGAN CHASE BANK, N.A., formerly JPMorganChase Bank (the “Bank”) to the Borrower is hereby amended by:

1.	deleting “November 30, 2006” in the first paragraph of the Note and substituting therefore “February 28, 2007” as the amended Maturity Date of the Note and expiration date for the Line of Credit.

CDI CORP.

By:	/s/ Mark A. Kerschner
Title:	CFO

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lee P. Brennan
Vice President